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                                                                   Exhibit 10.22

                            METACREATIONS/MODUS MEDIA
                           TURNKEY/INVENTORY AGREEMENT



PARTIES:

This working agreement is made and entered into between MetaCreations Corporation. ("MetaCreations"), 6303 Carpinteria Ave., Carpinteria, CA 93013 and Modus Media International, Inc. ("Modus Media"), 105 Rosemont Rd., Westwood, MA 02090.

TERM:

The term of this agreement is from June 1, 1997 through May 31, 1998 and will be reviewed annually.

TERMINATION:

This agreement can be canceled by either party with 90 calendar days written notice and agreed to disposition of inventories.

DISPUTES:

Both parties agree to negotiate disputes in good faith and to submit to arbitration should they fail to reach agreement.

PURPOSE:

To award MetaCreations turnkey deliverable requirements to Modus Media in accordance with the provisions and prices in this agreement.

COMPONENT AND RAW MATERIAL PROCUREMENT:

Under written authorization from MetaCreations, Modus Media will produce or procure components and raw material and retain ownership of these components on MetaCreations

MetaCreations agrees to take ownership or dispose of all authorized materials following the terms and conditions set forth in this document.

PURCHASE ORDER RELEASE:

Modus Media will require a hard copy Purchase Order prior to final assembly or final shipment of products. These purchase orders will be consistent with the price quotation which Modus Media will develop from the most current specifications and requested quantities provided by MetaCreations. Purchase Orders will be delivered in hard copy, fax, or electronic mail. At a


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minimum, purchase orders will consist of purchase order number, PO line number parts, prices, and delivery dates.

This authorization may take the form of, but is not limited to, purchase order releases, data downloads, electronic mail messages, MetaCreations generated forecasts (interim), demand forecasts, or MetaCreations sign-off on production planning or MRP sheets.

PURCHASE ORDERS:

Modus Media will require a blanket Purchase Order prior to final assembly or final shipment of products. Purchase Orders will be delivered in hard copy, fax, or electronic mail. At a minimum, purchase orders will consist of purchase order number, PO line number parts, prices, and delivery dates.

Once purchase orders and delivery schedules have been mutually accepted, subsequent changes in quantities, specifications, or delivery schedules will be subject to price adjustments and production schedule changes under the terms of this Agreement. Modus Media will make every effort to maintain price consistency and reduce purchase price variance for MetaCreations in these situations. Modus Media may invoice all completed kits authorized by MetaCreations purchase order releases.

FORECASTS:

MetaCreations requirements typically call for shipment of product in a timeframe that is shorter than the required components can be effectively procured or produced. MetaCreations-generated forecasts will be used for component and raw material procurement or production authorization. MetaCreations agrees to provide Modus Media a 90 day rolling forecast on the last Tuesday of the preceding month. This process will include Modus Media determining an economic order quantity, not to exceed the MRP sign off quantity. Materials (components and raw materials) will be purchased by Modus Media on MetaCreations behalf using a net MRP process.

The MRP sheets will display the total forecasted demand and will be forwarded to Summary/Demand Manager for sign off approval.

Two weeks safety stock levels for all finished goods will be maintained and work orders will be placed for finished goods replenishment one the safety stock level has been reached. MRP sheets stating this demand and a finished goods usage report will be forwarded to MetaCreations for sign off approval.

Safety stock levels for components are (based on procurement lead times):

        Component Description                  Safety Stock Level
        ---------------------------------      --------------------
        1C Black, one page printed matter      On-Demand (as needed)
        Disks and disk label imprinting        On-Demand (as needed)
        Complex Print (packaging)              11 Days
        CD-ROM Media                           15 Days


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DELIVERY:

All fulfillment orders will be shipped within 24 hours of receipt of electronic file. Fulfillment orders will be shipped via the MetaCreations designated carrier unless otherwise specified. Bulk orders will be shipped as specified on the bulk special shipment request.

CANCELLATIONS:

Should MetaCreations decide to cancel purchase orders, forecasts, or deliveries, discontinue work, or reduce total quantities, MetaCreations agrees to give Modus Media written notice. This notice shall be in the form of an updated forecast, purchase change order or electronic mail. In addition, MetaCreations agrees to pay the material and labor at the stated selling price for work completed and in process as of the date and time Modus Media receives notification of cancellation. This payment may include manufacturing costs which are incurred by Modus Media.

Modus Media agrees to work in good faith to limit the potential chargeable costs by rescheduling piece part procurement, deliveries, manufacturing and assembly as long as is reasonably possible and cost effective. Interrupted but completed work and non-standard material may be invoiced in normal billing cycles once MetaCreations has been informed. MetaCreations agrees to provide a revised Purchase Order for the work completed at the time of cancellation.

EXCESS MATERIAL:

Excess material will be defined as the quantity of any given material (components and customer specific raw material) which has been on-hand at Modus Media for longer than 90 calendar days but not over 180 days. Modus Media's and MetaCreations joint objective will be to consume or dispose of this material prior to 180 days from its receipt in order to avoid storage charges. The details of storage charges are described below. Modus Media may invoice for all material on hand over 180 days.

SURPLUS MATERIAL:

Surplus material will be defined as the quantity of any given material (components and customer specific raw material) which has been on-hand at Modus Media for longer than 180 calendar days. Beginning on the 181st day this inventory will be assessed a carrying and storage change equal to [**]% of the Modus Media selling price/month or $[**] per pallet for consigned material. Modus Media will notify MetaCreations monthly of any excess material. These costs will be invoiced on the first day of each month. MetaCreations agrees to provide a Purchase Order to cover these costs. Modus Media may invoice components and customer specific raw material at the earlier of the termination of this Agreement. MetaCreations agrees to pay carrying and storage charges until the material is physically disposed of. All surplus material will be dispositioned in the month in which it becomes identified as surplus.

[*] Confidential treatment requested


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    Disposition involves:

    1.   The surplus material is consumed in the manufacturing process.
    2. The surplus material is shipped "as is" to a destination of MetaCreations choice.
    3.   The surplus material is scrapped at MetaCreations direction.
    4. Upon disposition, Modus Media will invoice MetaCreations for any/all dispositioned components at a mutually agreed price.

OBSOLETE MATERIAL:

Obsolete material will be defined as the quantity of any given material (components and customer specific raw material) meeting any of the following conditions:

    1. All related top level SKU's are no longer being sold through normal distribution channels.
    2. It has been replaced by new or updated versions through a revision or specification change process.
    3. It has been eliminated from all applicable MetaCreations product specifications.

As of the date material is identified as obsolete, it will be assessed storage and carrying costs as described under "Surplus" above. MetaCreations agrees to dispose of or consume all obsolete material also as outlined above.

In no event will Modus Media charge MetaCreations for materials Modus Media elected to produce in excess of MetaCreations authorized component levels set out in MetaCreations forecast. Modus Media assumes all risks of producing material in excess of these authorized component levels. Only material which is of a quality suitable for its original use may be classified as excess or obsolete.

INVENTORY MANAGEMENT:

In order to assist MetaCreations in limiting obsolescence exposure and storage charges, Modus Media agrees to utilize Inventory Management procedures as below:

Modus Media will maintain a maximum of one month supply of finished goods in MetaCreations distribution inventory at any given time. Minimum finished levels will be set by Modus Media in conjunction with MetaCreations management and will be based on assembly lead-time and forecasted demand. Modus Media will be responsible for monitoring finished goods minimum levels and replenishing to preset maximums at appropriate times.

Modus Media will purchase component materials in economic order quantities. In most cases these quantities will be less than 91 days forecasted demand.

Modus Media will monitor component inventory levels via Modus Media's MRP system. Modus Media will load MetaCreations rolling 90 day forecast into the MRP system each month. The system will net on-hand quantities against projected demand. Modus Media purchasing will calculate economic order quantities from the MRP net requirements, ensuring minimum inventory levels and continuity of supply.


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SKU specific mid-month forecasts will be required for products which are significantly exceeding forecasted demand or for new product introductions which were not included in previous forecasts.

PRICING:

Pricing will be based on the following:

1.  Assembly, Replication

    Assembly and replication pricing is based upon a tiered pricing model (see pricing tier matrix). MetaCreations will place assembly orders by specific line SKU's (stock keeping unit) and the quantity ordered will determine the per touch price.

                          TIER 1
                Quantity of units per order             [**]
                          2/c CD                        [**]
                       3.5" Diskette                    [**]
                         Assembly                       [**]
                       ZIP Assembly                     [**]
                    Project Management                  [**]
                          Labels                        [**]

                          TIER 2
                Quantity of units per order             [**]
                          2/c CD                        [**]
                       3.5" Diskette                    [**]
                         Assembly                       [**]
                       ZIP Assembly                     [**]
                    Project Management                  [**]
                          Labels                        [**]

                          TIER 3
                Quantity of units per order             [**]
                          2/c CD                        [**]
                       3.5" Diskette                    [**]
                         Assembly                       [**]
                       ZIP Assembly                     [**]
                    Project Management                  [**]
                          Labels                        [**]

[*] Confidential treatment requested


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
                          TIER 4
                Quantity of units per order             [**]
                          2/c CD                        [**]
                       3.5" Diskette                    [**]
                         Assembly                       [**]
                       ZIP Assembly                     [**]
                    Project Management                  [**]
                          Labels                        [**]

2.   Project Management

    All kits will be assessed a project management fee of $[**]which includes the following:

        Job Engineering                        Storage (for the first 90 days)
        Interplant Freight                     Dedicated Resources
        Inventory Management                   Account Management
        Transaction Reporting                  Order Processing

3.   Distribution

    Standard distribution turn time will be 24 hours. All orders received prior to 5:00pm will be shipped before 5:00pm the following day.

    End User:                                      $[**]/order
                                                   $[**]/unit
    Includes order processing, pick/pack/ship, order confirmation and packing materials (excluding shipping carton)

    Retail:                                        $[**]/unit
    Includes order processing, shipping and ship confirmation.

    International:                                 $[**]/order*
    Includes preparation of export documentation.
    *If order is received electronically, price is then reduced to $[**]/order.

    Expedite Fees (same day shipment):
    Expedites received before 2:00pm:              $[**]/unit expedited
    Expedites received after 2:00pm:               $[**]/unit expedited

    Modus Media will allow MetaCreations ten "free" cancellations per month, after which case a cancellation fee of $[**] per canceled order will be charged.

    Thus cancellation charges are as follows:
    0 - 10 cancellations per month:            $0.00 (no charge)
    11 + cancellations per month:              $[**] per canceled order


[*] Confidential treatment requested


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    All distribution charges to be invoiced on a monthly basis, based upon activity.

4.  Procured parts

    Modus Media will assess a [**]% mark-up on all outsourced raw materials purchased on behalf of MetaCreations.

5.  Re-Work Pricing

    In the event MetaCreations wishes to re-work current product held in inventory, Modus Media will use the above tiered table per touch rate to determine the rework pricing.

6.  RMA's

    Bulk Returned Material:
    All returned material will be assessed a charge of $[**] per order.

    End User Returns:
        All end user returns will be based upon the following:
           Confirm receipt of product
           Monthly review and sortation
           Detailed report of product status
           All returns shipped directly into the Modus Media Fremont, CA division Cost: $[**]/unit

7.  Physical Inventory

    One (1) physical inventory will be included in the project management fees per year at the finished good level.

8.  Other Pricing

    Pricing for other services including but not limited to Telemarketing (inbound/outbound). Registration, Technical Support, RMA service and Software Exchange (OEM direct) is available upon request.

9.  Terms of Payment

    Net cash 30 days from date of invoice.

FILM, DIGITAL FILES, AND PLATES
All platemaking film made by us will be used solely for MetaCreations work and become MetaCreations property upon payment of invoices. All film or electronic files furnished by MetaCreations will be used solely for MetaCreations work and will remain MetaCreations property. All plates made by us will be used solely for MetaCreations work but will remain Modus Media's property. All electronic imposition files we make from MetaCreations furnished

[*] Confidential treatment requested


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digital files, all type fonts used for the production of MetaCreations work, any storage devices, disks, etc. we use to archive MetaCreations files and any proprietary software, systems or technology we use to process MetaCreations files will remain Modus Media's property.

MEDIA REPLICATION
For work involving diskette replication, MetaCreations will furnish original and identical master diskettes or electronic files for each diskette title to Modus Media's specifications. Diskette masters and copies made from the masters or files will be used solely for MetaCreations work. Upon MetaCreations request the master will be returned to MetaCreations, and the copies destroyed. For work involving CD-ROM replication, all input files, CD-R's or compact discs furnished by MetaCreations will be used solely for MetaCreations work and remain MetaCreations property. All tooling, including masters, stampers or any other tooling made by Modus Media will be used solely for MetaCreations work but will remain Modus Media's property.

EXPORT REQUIREMENTS
MetaCreations represents to Modus Media that all MetaCreations shipping instructions to Modus Media will comply with all applicable export laws, rules, and regulations. Modus Media will not be required to make a particular distribution if the U.S. government would require an export license for such. Modus Media performs this work as an agent of MetaCreations and MetaCreations agrees to indemnify Modus Media against any claims that MetaCreations shipping instructions violate applicable export requirements.

TERMS OF PAYMENT, INTEREST, COLLECTION COSTS, AND BILLING DISPUTES
The Terms of Payment statement immediately follows the prices. Should any invoice issued hereunder become past due, MetaCreations agree to pay interest at the rate of one and one-half percent (1 -1/2%) per month, or the lawful limit if less, on all amounts past due as well as all the costs of collection, if any, including, but not limited to, reasonable attorney's fees. Interest will be calculated from the invoice due date to the date payment is received. Failure to bill for interest due will not constitute a waiver of Modus Media's right to charge interest. Should any portion of an invoice be disputed, MetaCreations agree to pay the undisputed portion according to its terms and MetaCreations will notify us promptly of the dispute. Both parties agree to use their best efforts to resolve the disputed portion of the invoice within thirty (30) days of learning of the dispute.

BANKRUPTCY
If either party shall be adjudicated a bankrupt, institute voluntary proceedings for bankruptcy or reorganization, make an assignment for the benefit of its creditors, apply for or consent to the appointment of a receiver for it or its property, or admit in writing its inability to pay its debts as they become due, the other party may terminate this Agreement by written notice. Any such termination will not relieve either party from any accrued obligations hereunder.

GUARANTEE AND LIMITATION OF LIABILITY
Modus Media will perform the work in a good workmanlike manner and in accordance with the specifications and production schedule. In no event the will Modus Media be liable for special or consequential damages, including, but not limited to, lost profits or business.

Modus Media will however, replace all defective product due to Modus Media error or negligence including all reasonable shipping costs.


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RESPONSIBILITY FOR SUBJECT MATTER
In furnishing us matter to reproduce, or distribute, or to have incorporated in the completed product, MetaCreations represent and warrant that none of such matter infringes any copyright (either as furnished to Modus Media by MetaCreations or as altered by us at your direction), or patent, is libelous, or otherwise violates the rights of or will cause damage or injury to other persons, and MetaCreations agree to indemnify and save Modus Media harmless from all losses, damages and expenses, including attorneys' fees, which Modus Media may suffer as the result of any claim of such violation, damage, or injury.

WORK STOPPAGES
Modus Media will not be liable for delays or non-performance of this Agreement occasioned by strikes, fires, accidents, or by causes beyond our control including, but not limited to, the inability to obtain necessary materials or utilities. In the event of a stoppage or delay resulting from any such cause, Modus Media will perform such parts of the work as Modus Media are capable of performing, and in the event MetaCreations place any other part of the work elsewhere, Modus Media will be entitled to resume the same as promptly as practicable.

ASSIGNMENT
Neither party to this Agreement will assign any right(s) hereunder without the prior written consent of the other party, except that we may assign payments due Modus Media to any affiliated company without consent. Subject to this consent, this Agreement will inure to the benefit of and will bind the successors and assigns of the parties hereto.

USE OF LOGOS
Modus Media shall submit to MetaCreations all advertising, sales promotion, press releases and other publicity relating to this Agreement or the work performed hereunder to thereunder, wherein MetaCreations name or mark is mentioned or language from which the connection of said name or mark, or the name of mark of any affiliate of MetaCreations, therewith may be inferred or implied, and Modus Media further agrees not to publish or use such advertising, sales promotion, press releases, or other publicity with out MetaCreations prior written approval, provided, however, that if Modus Media does not receive a response from MetaCreations within (10) business days following such submission, then such approval shall be presumed.

INSURANCE
Modus Media will carry at our expense fire, sprinkler leakage and extended coverage insurance, subject to the usual exclusions, limitations, and conditions of such policies on the actual cash value of all our materials, work in process, and all production completed and not shipped, and on the actual cash value of all positives, copy, artwork, paper and other materials furnished by MetaCreations while in our care, custody and control. If MetaCreations property is damaged as a result of an insured peril under the applicable insurance policy, then, at Modus Media's option, Modus Media will either replace MetaCreations damaged property or reimburse MetaCreations for the actual cash value of the damaged property. If Modus Media elects to reimburse MetaCreations for the damaged property's actual cash value, the amount payable to MetaCreations shall be limited to the proceeds of such policy plus any related deductible, if any, applied to the claim for damage to MetaCreations property. For positives and other media Modus Media's insurance coverage and Modus Media's liability shall be limited to the cost of blank film or other media and the cost of duplication from an original or other copy.


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Modus Media currently maintains at its sole cost and expense, worker's compensation insurance as required by applicable law, general liability insurance with limits of not less than $1,000,000 bodily injury per occurrence (including death) and $500,000 property damage per occurrence. In addition, Modus Media currently maintains automobile liability insurance with a limit of not less than $1,000,000 bodily injury (including death) per occurrence. Modus Media currently maintains contractual liability coverage. At all times under this Agreement Modus Media shall maintain appropriate insurance coverage or that which is required by law for a business of like kind. MetaCreations may at it's option require Modus Media to obtain and provide to them a certificate of insurance.

NON-DISCLOSURE
Except as an authorized representative of each party may otherwise consent in writing, neither party will disclose, duplicate or publish at any time any proprietary information, knowledge or data of the other that may be obtained during the term of the Agreement. Each party's obligation hereunder shall be satisfied if it uses the same degree of care as it does for its own information of a similar character. The provisions of this section will not apply to either party's proprietary information (i) which becomes available public knowledge without the fault of the other, (ii) which becomes available to the other through a third party, (iii) which has independently developed by the other, or
(iv) of which the other was aware prior to the execution of this agreement.

PASSING OF TITLE
Title and possession will pass to MetaCreations upon delivery or upon date of final invoicing, whichever is earlier, f.o.b. our final plant of manufacture.

MISCELLANEOUS
Modus Media is an independent contractor and will be free to exercise its discretion and independent judgment as to the method and means of performance of the work tasks. Work on this contract will be performed by employees of Modus Media and any of their subcontractors or consultants. This agreement between MetaCreations and Modus Media dated hereof contains the entire understanding of the parties with respect to this matter contained herein.

LIMITATION OF WARRANTY
EXCEPT AS SET FORTH HEREIN, MODUS MEDIA MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

GOVERNING LAW
The Agreement will be governed by the laws of the State of California

If this proposal meets with MetaCreations approval, please sign below. MetaCreations signature below means all the terms and conditions at the bottom of this page and on the attached pages are incorporated herein and made a part of this Agreement. Following your approval and upon confirmation by an officer of Modus Media International Inc., the approved proposal will then constitute a contract between MetaCreations and Modus Media.

                                            Respectfully submitted,

                                            Modus Media International Inc.


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APPROVED:

MetaCreations


By  /s/TERANCE A. KINNINGER                 By  /s/MARK CAMP
    -----------------------                     ---------------------------
MetaCreations Corporation                   Modus Media International
Sr. VP and CFO                              VP Operations - Fremont CA Ops.


Date  June 30, 1997

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